EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-104294 on Form S-8 of our report dated June 29, 2006, appearing in this Annual Report on Form 10-K of RedEnvelope, Inc. for the fiscal year ended April 2, 2006.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
June 29, 2006